As filed with the Securities and Exchange Commission on November 28, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-1860817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1915 Rexford Road

Charlotte, North Carolina 28211

Telephone: (704) 366-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terry S. Lisenby

Executive Vice President, Chief Financial Officer and Treasurer

1915 Rexford Road

Charlotte, North Carolina 28211

Telephone: (704) 366-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ernest S. Delaney III, Esq.

Thomas H. O’Donnell, Jr., Esq.

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202-4003

Telephone: (704) 331-1000

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt securities Common stock (2) Preferred stock

(1)	An indeterminate principal amount or number of securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee.
(2)	Shares of our common stock are accompanied by preferred stock purchase rights that are appurtenant to and trade with the common stock. The value attributable to the preferred stock purchase rights, if any, is reflected in the market price of the common stock.

Nucor Corporation

Debt Securities

Common Stock

Preferred Stock

We may offer to sell debt securities, common stock or preferred stock from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities for sale, we will provide specific terms of those securities, and the manner in which they are being offered, in a supplement to this prospectus. Any supplement to this prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and any related supplement carefully before you invest.

The securities may be offered on a continuous or delayed basis directly to purchasers or to or through one or more underwriters, agents or dealers as designated from time to time. If any underwriters, agents or dealers are involved in the sale of any securities, the applicable supplement to this prospectus will set forth the names of any underwriters, agents or dealers and any applicable commissions or discounts.

Investing in these securities involves risks. See the risks described in this prospectus and those described as risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 as they may be amended, updated and modified periodically in our reports filed with the Securities and Exchange Commission. Additional risks may also be included in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may change. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

This prospectus is dated November 28, 2007.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings at any time and from time to time.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of those securities and that offering. Any supplement to this prospectus may also add, update or change information contained in the prospectus. As a result, the summary descriptions of the securities in this prospectus are subject, and qualified by reference, to the descriptions of the particular terms of any securities contained in an accompanying supplement.

You should carefully read this prospectus, the accompanying prospectus supplement and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements containing words such as “expects,” “plans,” “strategy,” “projects,” “believes,” “opportunity,” “anticipates,” “desires,” and similar expressions are intended to highlight or indicate “forward-looking statements.” Although we believe that the expectations, opinions, projections, and comments reflected in our forward-looking statements reflect our best judgment based on current information and circumstances that we believe to be reasonable when made, we can give no assurance that future events will not affect the accuracy of such forward-looking information or that such statements will prove to be correct. As such, the forward-looking statements are not guarantees of future performance, and actual results may vary materially from the results and expectations discussed. A wide variety of potential risks, uncertainties, and other factors could materially affect our business prospects and our ability to achieve the results expressed or implied by these forward-looking statements including, but not limited to, (i) the sensitivity of the results of our operations to prevailing steel prices and the changes in the supply and cost of raw materials, including scrap steel; (ii) availability and cost of electricity and natural gas; (iii) market demand for steel products; (iv) competitive pressure on sales and pricing, including pressure from imports and substitute materials; (v) uncertainties surrounding the global economy, including excess world capacity for steel production and fluctuations in international conversion rates; (vi) U.S. and foreign trade policy affecting steel imports or exports; (vii) significant changes in government regulations affecting environmental compliance; (viii) the cyclical nature of the steel industry; (ix) capital investments and their impact on our performance; and (x) our safety performance. Additional information regarding the risks and uncertainties which may affect our business operations and financial performance can be found in our filings with the SEC.

You should rely only on the information contained or incorporated by reference into this prospectus and any accompanying supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any accompanying supplement and the documents incorporated by reference is accurate only as of their respective dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof or that the information contained herein or therein is correct as of any time subsequent to the date hereof.

Except as otherwise indicated, all references in this prospectus to “Nucor”, “the company”, “we” and “our” refer to Nucor Corporation, and its consolidated subsidiaries.

THE COMPANY

Nucor Corporation is principally a domestic manufacturer of steel and steel products with operating facilities primarily in the U.S. and Canada and whose customers are located primarily in North America. Principal products produced include carbon and alloy steel—in bars, beams, sheet and plate; steel joists and joist girders; steel deck; fabricated concrete reinforcing steel; cold finished steel; steel fasteners; metal building systems; light gauge steel framing; steel grating and expanded metal; and wire and wire mesh. Nucor is the nation’s largest recycler.

Our shares of common stock are listed on the New York Stock Exchange under the symbol “NUE.”

USE OF PROCEEDS

Unless we state otherwise in the applicable supplement, we will use the net proceeds from the sale of the securities that may be offered by this prospectus and the applicable supplement for general corporate purposes, which may include acquisitions, payment of debt, capital expenditures and working capital needs, and for repurchases of shares of our common stock.

We may temporarily invest any proceeds that are not immediately applied to the above purposes in U.S. government or agency obligations, commercial paper, money market funds, taxable and tax-exempt notes and bonds, variable-rate demand obligations, bank certificates of deposit or repurchase agreements collateralized by U.S. government or agency obligations. We may also deposit the proceeds with banks.

RATIO OF EARNINGS TO FIXED CHARGES

Nucor’s historical ratio of earnings to fixed charges is shown in the table below. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, “earnings” consists of pre-tax earnings before adjustment for minority interests or earnings and losses from equity investments plus fixed charges, amortization of capitalized interest and distributed income of equity investees, less capitalized interest and minority interests in subsidiaries that have not incurred fixed charges. “Fixed charges” consists of interest expense and amortization of bond issuance costs and settled swaps.

	Fiscal Years Ended					Nine Months (39 Weeks) Ended
	December 31, 2002	December 31, 2003	December 31, 2004	December 31, 2005	December 31, 2006	Sept. 30, 2006	Sept. 29, 2007
Ratio of earnings to fixed charges	11.04x	3.55x	57.15x	56.42x	68.25x	70.62x	46.00x

DESCRIPTION OF OUR DEBT SECURITIES

The following description sets forth general terms and provisions of the debt securities that we may offer with this prospectus. We will provide additional terms of the debt securities in the applicable supplement.

We will issue senior debt securities under an Indenture, dated as of January 12, 1999, between Nucor Corporation and The Bank of New York, as trustee. We refer to this indenture as the “Indenture.”

The following description summarizes some of the provisions of the Indenture, including definitions of some of the more important terms in the Indenture. However, we have not described every aspect of the debt securities. You should refer to the actual Indenture for a complete description of its provisions and the definitions of terms used in it. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in any applicable supplement, we are incorporating by reference those sections or defined terms into this prospectus or the applicable supplement.

The Indenture is an exhibit to the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy of the Indenture.

General Terms of Our Debt Securities.

The Indenture does not limit the aggregate principal amount of debt securities that we may issue under the Indenture and provides that we may issue debt securities from time to time in one or more series. (Section 2.01). In addition, neither the Indenture nor the debt securities will limit or otherwise restrict the amount of senior indebtedness that we or our subsidiaries may incur.

Under the Indenture, as of November 16, 2007, we have outstanding approximately:

•	$175 million of 6% Notes due 2009; and

•	$350 million of 4.875% Notes due 2012.

The debt securities will be our unsecured obligations and will rank pari passu with all of our other existing and future unsecured and unsubordinated indebtedness. The debt securities will be subordinated to our existing and future secured indebtedness and that of our subsidiaries and to any existing and future indebtedness of our subsidiaries. In other words, if we should default on our debt, we will not make payments on the debt securities until we have fully paid off our secured indebtedness and any indebtedness of our subsidiaries.

The particular terms of each issue of debt securities, as well as any modifications or additions to the general terms of the Indenture applicable to the issue of debt securities, will be described in the applicable supplement.

This description will contain all or some of the following as applicable:

•	the title of the debt security;

•	the aggregate principal amount and denominations;

•	the maturity or maturities;

•	the offering price and the amount we will receive from the sale of the debt securities;

•	the interest rate or rates, or their method of calculation, for the debt securities, which rate or rates may vary from time to time;

•	the date or dates on which principal and premium, if any, of the debt securities is payable;

•	the date or dates from which interest on the debt securities will accrue and the record date or dates for payments of interest or the methods by which any such dates will be determined;

•	the place or places where principal of, premium, if any, and interest on the debt securities is payable;

•	the terms of any sinking fund and analogous provisions with respect to the debt securities;

•

the respective redemption and repayment rights, if any, of Nucor and of the holders of the debt securities and the related redemption and repayment prices and any limitations on the redemption or repayment rights;

•

the conversion price and other terms of any debt securities that a holder may convert into or exchange for our other securities before our redemption, repayment or repurchase of those convertible debt securities;

•	any addition to or change in the covenants or events of default relating to any of the debt securities;

•

any trustee or fiscal or authenticating or payment agent, issuing and paying agent, transfer agent or registrar or any other person or entity to act in connection with the debt securities for or on behalf of the holders thereof or us or an affiliate;

•

whether the debt securities are to be issuable initially in temporary global form and whether any such debt securities are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global security may exchange the interests for debt securities of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur;

•	the listing of the debt securities on any securities exchange or inclusion in any other market or quotation or trading system; and

•	any other specific terms, conditions and provisions of the debt securities.

Unless the applicable supplement provides differently, the trustee will register the transfer of any debt securities at its offices. (Section 2.05).

Unless the applicable supplement provides differently, we will issue the debt securities in fully registered form without coupons and in denominations of $1,000 or any integral multiple of $1,000. There will be no service charge for any registration of transfer or exchange of the debt securities, although we may require that purchasers of the debt securities pay any tax or other governmental charge associated with the registration. (Sections 2.03 and 2.05).

We may issue debt securities as original issue discount securities, to be sold at a substantial discount below their principal amount. The applicable supplement will describe any special federal income tax and other considerations applicable to these securities.

Covenants Applicable to Our Debt Securities.

Unless stated otherwise in the applicable supplement, debt securities will have the benefit of the following covenants. We have defined several capitalized terms used in this section in the subsection below entitled “Definitions of Key Terms in the Indenture.” Capitalized terms not defined herein are defined in the Indenture.

Restrictions on Secured Indebtedness.

The Indenture provides that as long as we have any debt securities outstanding under the Indenture we will not, and we will not permit any of our Restricted Subsidiaries to, create, assume, issue, guarantee or incur any Secured Indebtedness, unless immediately thereafter the aggregate amount of all Secured Indebtedness, together with the discounted present value of all rentals due in respect of Sale and Leaseback Transactions, would not exceed 10% of Consolidated Net Tangible Assets. For purposes of the calculation of the discounted present value of all rentals does not include rentals to which Section 5.06 does not apply.

These restrictions do not apply to the following Secured Indebtedness, which we exclude in computing Secured Indebtedness for the purpose of the restrictions:

•	Liens on property as to which such series of debt securities are equally and ratably secured with (or, at our option, prior to) that Secured Indebtedness;

•

Liens on property, including Shares or Indebtedness, of any entity existing at the time that entity becomes a Restricted Subsidiary or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of that entity becoming a Restricted Subsidiary;

•

Liens on property, including Shares or Indebtedness, existing at the time of acquisition of that property by us or a Restricted Subsidiary or to secure the payment of all or any part of the purchase price of that property created upon the acquisition of that property by us or a Restricted Subsidiary, or to secure any Secured Indebtedness incurred by us or a Restricted Subsidiary prior to, at the time of, or within one year after the later of the acquisition, the completion of construction (including any improvements, alterations or repairs to existing property) or the commencement of commercial operation of the project of which that property is a part, which Secured Indebtedness is incurred for the purpose of, and the principal amount secured by the Lien does not exceed the cost of, financing all or any part of the purchase price thereof or construction or improvements, alterations or repairs thereon;

•	Liens securing Secured Indebtedness of any Restricted Subsidiary owing to us or to another Restricted Subsidiary;

•

Liens on property of an entity existing at the time that entity is merged or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of an entity as an entirety or substantially as an entirety to us or a Restricted Subsidiary or arising thereafter pursuant to contractual commitments entered into by that entity prior to and not in contemplation of that merger, consolidation, sale, lease or other disposition;

•

Liens on our property or the property of a Restricted Subsidiary in favor of governmental authorities, or any trustee or mortgagee acting on behalf, or for the benefit of any governmental authorities, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of property subject to the Liens, and any other Liens incurred or assumed in connection with pollution control, industrial revenue, private activity or similar bonds issued by a governmental authority on behalf of us or a Restricted Subsidiary;

•	Liens existing on the first date on which a debt security is authenticated by the trustee under the Indenture;

•	Liens on any property which is not a Principal Property; and

•	any extension, renewal or replacement in whole or in part of the foregoing, provided that the principal amount of the Secured Indebtedness being extended, renewed or replaced shall not be increased.

(Section 5.05).

Restrictions on Sales and Leasebacks.

The Indenture provides that we will not, and we will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless:

•

after giving effect to the transaction, the aggregate amount of all Attributable Debt with respect to all such transactions plus all Secured Indebtedness outstanding to which Section 5.05 of the Indenture is applicable, would not exceed 10% of Consolidated Net Tangible Assets or

•

an amount equal to the greater of the amount of the net proceeds to us or such Restricted Subsidiary or the fair market value of such property as determined by our board of directors is applied to retirement of Funded Debt within one year after the consummation of such transaction.

This restriction will not apply to, and there will be excluded in computing Attributable Debt for the purpose of the restriction, Attributable Debt with respect to any Sale and Leaseback Transaction if:

•	such Sale and Leaseback Transaction is entered into in connection with pollution control, industrial revenue, private activity or similar financing;

•

if we or a Restricted Subsidiary applies an amount equal to the net proceeds (after repayment of any Secured Indebtedness secured by a Lien encumbering the Principal Property which Secured Indebtedness existed immediately before the Sale and Leaseback Transaction) of the sale or transfer of the Principal Property leased pursuant to the Sale and Leaseback Transaction to investment in another Principal Property within one year prior or subsequent to the sale or transfer; or

•

such Sale and Leaseback Transaction was entered into by an entity prior to the time (i) that the entity became a Restricted Subsidiary, (ii) that the entity merged or consolidated with us or a Restricted Subsidiary, or (iii) of a sale, lease or other disposition of the entity’s properties as an entirety or substantially as an entirety to us or a Restricted Subsidiary, or in each case arises thereafter pursuant to contractual commitments entered into by that entity prior to and not in contemplation of the entity becoming a Restricted Subsidiary or that merger, consolidation, sale, lease or other such disposition.

(Section 5.06).

Definitions of Key Terms in the Indenture.

The Indenture defines the following terms used in this subsection:

“Attributable Debt” means the present value (discounted in accordance with a method of accounting which for financial reporting purposes is consistent with generally accepted accounting principles but at a discount rate of not less than 10% per annum, compounded annually) of the rental payments during the remaining term of any Sale and Leaseback Transaction for which the lessee is obligated (including any period for which such lease has been extended). Such rental payments shall not include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and for contingent rents (such as those based on sales). In case of any Sale and Leaseback Transaction which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated Net Tangible Assets” means the aggregate amount of assets after deducting (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as shown on the most recent consolidated balance sheet of Nucor and our subsidiaries.

“Funded Debt” means (a) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months from such date but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (b) any indebtedness for borrowed money which may be payable from the proceeds under or pursuant to an agreement to provide borrowings with a maturity of more than 12 months from the date as of which the amount thereof is to be determined.

“Indebtedness” means, as to any corporation or other person, all indebtedness for money borrowed which is created, assumed, incurred or guaranteed in any manner by such corporation or other person or for which such corporation or other person is otherwise responsible or liable.

“Lien” shall mean any mortgage, pledge, security interest, lien or other similar encumbrance.

“Principal Property” means (i) any manufacturing plant located in the United States, or manufacturing equipment located in any such manufacturing plant (together with the land on which that plant is erected and fixtures comprising a part thereof), owned or leased on the first date on which a debt security is authenticated by the trustee or thereafter acquired or leased by us or any Restricted Subsidiary, and (ii) any Shares issued by, or any interest of ours or any Subsidiary in, any Restricted Subsidiary, other than (a) any property or Shares or interests the book value of which is less than 1% of Consolidated Net Tangible Assets, or (b) any property or Shares or interests which our board of directors determines is not of material importance to the total business conducted, or assets owned, by us and our Subsidiaries, as an entirety, or (c) any portion of any property which our board of directors determines not to be of material importance to the use or operation of that property. “Manufacturing plant” does not include any plant owned or leased jointly or in common with one or more person other than us and our Restricted Subsidiaries in which the aggregate direct or indirect interest of ours and our Restricted Subsidiaries does not exceed 50%. “Manufacturing equipment” means manufacturing equipment in those manufacturing plants used directly in the production of our or any Restricted Subsidiary’s products and does not include office equipment, computer equipment, rolling stock and other equipment not directly used in the production of our or any Restricted Subsidiary’s products.

“Restricted Subsidiary” means any Subsidiary substantially all the property of which is located within the United States, other than a Subsidiary primarily engaged in investing in and/or financing our or any Subsidiary’s or affiliate’s operations outside the United States.

“Sale and Leaseback Transaction” means any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any Principal Property of ours or any Restricted Subsidiary, whether that Principal Property is now owned or hereafter acquired (except for leases for a term of not more than three years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries and except for leases of property executed prior to, at the time of, or within one year after the later of, the acquisition, the completion of construction, including any improvements or alterations on real property, or the commencement of commercial operations of that property), which Principal Property has been or is to be sold or transferred by us or the Restricted Subsidiary to that person.

“Secured Indebtedness” means Indebtedness secured by any Lien upon property (including Shares or Indebtedness issued by or other ownership interests in any Restricted Subsidiary) owned by us or any Restricted Subsidiary.

“Shares” means as to any corporation all the issued and outstanding equity shares (except for directors’ qualifying shares) of that corporation.

“Subsidiary” means an entity more than 50% of the outstanding voting interest of which is owned, directly or indirectly, by us or by one or more other Subsidiaries, or by us and one or more other Subsidiaries. For the purposes of this definition, “voting interest” in any entity means any equity interest which ordinarily has voting power for the election of directors or their equivalent.

(Section 1.01).

Consolidation, Merger and Sale of Assets.

Without the consent of the holders of any of the outstanding debt securities, we may consolidate with or merge into any other corporation, or convey or transfer our properties and assets substantially as an entirety to any person, as long as:

•	the successor is a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia;

•	the successor corporation assumes our obligations on the debt securities and under the Indenture;

•	immediately after giving effect to the transaction, no event of default, and no event that, after notice, lapse of time or both, would become an event of default, has occurred and is continuing; and

•	other conditions described in the Indenture are met. (Section 12.01).

Accordingly, the holders of debt securities may not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders. The existing protective covenants applicable to the debt securities would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent such a transaction from taking place.

Events of Default.

The following are “events of default” with respect to debt securities of any series, unless it is either inapplicable to a particular series or is specifically deleted or modified in any supplemental indenture under which such series is issued:

•

default in the payment of any interest installment with respect to debt securities of that series when due and continuance of the default for a period of ten (10) days after receipt by us of written notice of the default from any person;

•

default in the payment of principal of, or premium, if any, on, debt securities of that series when due either at its maturity, when called for redemption, by declaration or otherwise, and continuance of the default for a period of ten (10) days after receipt by us of written notice of the default from any person;

•

default in the making of any payment for a sinking, purchase or analogous fund provided for in respect of any of the debt securities of that series as and when the same shall become due and payable, and continuance of such default for a period of ten days after receipt by us of written notice of the default from any person;

•

failure by us to observe or perform any other covenant or agreement in respect of debt securities of that series for a period of ninety days after the trustee gives us written notice, or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series give us and the trustee written notice of default; and

•	certain events of bankruptcy, insolvency and reorganization as more fully described in the Indenture. (Section 7.01).

The applicable supplement will describe any additional events of default that may be added to the Indenture for a particular series of debt securities. (Section 7.01). No event of default with respect to a particular series of debt securities issued under the Indenture necessarily constitutes an event of default with respect to any other series of debt securities issued under the Indenture.

The Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to debt securities of the series, give to the holders of those debt securities notice of all uncured defaults known to it, provided that except in the case of default in payment of the principal of, premium, if any, or interest on the debt securities of that series, the trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interest of the holders of the debt securities of that series. The term “default” for the purpose of this provision means any event that is, or after notice or passage of time or both would be, an event of default with respect to the debt securities of such series. (Section 7.08).

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, the portion of the principal amount as may be specified in the terms of the series) of all the debt securities of that series to be due and payable immediately. (Section 7.01). Prior to any declaration accelerating the maturity of any series of debt securities, the holders of a majority in principal amount of the outstanding debt securities of that series may, on behalf of the holders of all debt securities of that series, waive any past default or event of default with respect to the debt securities of that series except a default (i) in the payment of principal of, premium, if any, or interest, if any, on any debt securities of that series or (ii) in regard to a covenant or provision applicable to that series that cannot be modified or amended without the consent of the holder of each outstanding debt security of that series. (Section 7.07). At any time after making a declaration of acceleration with respect to debt securities of any series, but before obtaining or entering of a judgment or decree for the payment of money, the holders of a majority in aggregate principal amount of outstanding debt securities of the series may, in some circumstances, rescind and annul the acceleration. (Section 7.01).

The Indenture provides that, except for the duty of the trustee in the case of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of these rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered reasonable indemnity to the trustee. (Sections 8.01 and 8.02).

The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of that series, except for cases in which the trustee is being advised by counsel that the action or proceeding may not lawfully be taken or would be in conflict with the terms of the Indenture or if the determination is made that the action or proceeding would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities not joining in the direction. (Section 7.07). Otherwise, a holder of debt securities of a series may not pursue any remedy with respect to the indenture or any debt securities of that series unless:

•	the holder of debt securities of that series gives us and the trustee written notice of a continuing default;

•	the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding make a written request to the trustee to pursue the remedy;

•

the holder or holders of debt securities of that series offer the trustee reasonable security or indemnity satisfactory to the trustee against any costs, liability or expense incurred in connection therewith;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•

during such 60-day period, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding do not give the trustee a direction that is inconsistent with the request.

However, these limitations do not apply to the right of any holder of any debt securities to receive payment of the principal of, premium, if any, and interest on the debt securities of a series or to bring suit for the enforcement of any such payment on or after the due date expressed in the debt securities, which right shall not be impaired or affected without the consent of the holder. (Section 7.04)

We are required to furnish annually to the trustee a statement as to our performance and observance of and compliance with some of our obligations under the Indenture and as to any default in our performance, observance or compliance. (Section 5.08).

Global Securities.

We may issue the debt securities of a series as one or more fully registered global securities. We will deposit the global securities with, or on behalf of, a depositary identified in the applicable supplement relating to the series. We will register the global securities in the name of the depositary or its nominee. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by the global security or securities. Until any global security is exchanged in whole or in part for debt securities in definitive certificated form, the depositary or its nominee may not transfer the global certificate except as a whole to each other, another nominee or to their successors and except as described in the applicable supplement. (Section 2.11).

The applicable supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities that a global security will represent.

Modification of the Indenture.

The Indenture provides that we and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of:

•	adding further events of default or other covenants, restrictions or conditions for the benefit of the holders of all or any series of debt securities;

•	establishing the form or terms of any other series of debt securities; or

•

clarifying or curing ambiguities or inconsistencies in the indenture or making other provisions in regard to matters or questions arising under the indenture, if those actions do not adversely affect the interests of the holders of any affected series of debt securities in any material respect.

(Section 11.01).

We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series to be affected, may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or any supplemental indenture or debt security of a series or modifying in any manner the rights of the holders of the debt securities of that series to be affected, except that no supplemental indenture may, without the consent of the holders of all debt securities of that series then outstanding:

•

change the fixed maturity (which term for these purposes does not include payments due pursuant to any sinking, purchase or analogous fund) of those debt securities, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon the redemption thereof or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date without the consent of the holder of each debt security so affected), or

•	reduce the percentage of debt securities of a series required to approve any such supplemental indenture.

(Section 11.02).

The Effect of Our Corporate Structure on Our Payment of the Debt Securities.

The debt securities are the obligations of Nucor exclusively. Because our operations are currently conducted through subsidiaries, the cash flow and our consequent ability to service our debt, including the debt securities, are dependent, in part, upon the earnings of our subsidiaries and the distribution of those earnings to us or upon loans or other payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities. They have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make any funds available for our payment of any amounts due on the debt securities, whether by dividends, loans or other payments. In addition, our subsidiaries’ payments of dividends and making of loans and advances to us may be subject to statutory or contractual restrictions and are contingent upon the earnings of those subsidiaries and various business considerations.

Although the Indenture limits the incurrence of Secured Indebtedness, as described above in the subsection “Covenants Applicable to Our Debt Securities,” the debt securities will be effectively subordinated to all indebtedness and other liabilities, including current liabilities and commitments under leases, if any, of our subsidiaries. Any right of ours to receive assets of any of our subsidiaries upon liquidation or reorganization of the subsidiary (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would still be subordinated to any security interests in the subsidiary’s assets and any of the subsidiary’s indebtedness senior to that which we hold.

No Restriction on Sale or Issuance of Stock of Subsidiaries.

The Indenture contains no covenant that we will not sell, transfer or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of any of our subsidiaries. It also does not prohibit any subsidiary from issuing any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, the subsidiary’s voting stock.

No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees.

No recourse for the payment of the principal of, premium, if any, or interest on any debt securities issued under the Indenture or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any of our obligations, covenants or agreements in the Indenture or a supplemental indenture, or in any debt securities issued under the Indenture or because of the creation of any indebtedness represented thereby, shall be had against any of our incorporators, stockholders, officers, directors or employees or of any successor person thereof. Each holder, by accepting notes issued under the Indenture, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. This waiver may not be effective to waive liabilities under the federal securities laws. (Section 14.01).

Reports to Holders and SEC Reports.

We will file with the trustee and transmit to holders of debt securities the information, documents and other reports required pursuant to the Trust Indenture Act at the times and in the manner provided in that Act. We will also file with the trustee any other information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 30 days after the information, documents or reports are required to be filed with the SEC. (Section 6.04).

Regarding the Trustee.

The Bank of New York is the trustee under the Indenture. Notice to the trustee should be directed to:

The Bank of New York

Corporate Trust Office

101 Barclay Street

New York, New York 10007

DESCRIPTION OF OUR COMMON STOCK

General.

As of November 16, 2007, our authorized capital stock consists of 800,000,000 shares of common stock, par value $0.40 per share, and 250,000 shares of preferred stock, par value $4.00 per share, 200,000 shares of which have been designated as Series A Junior Participating Preferred Stock. As of November 12, 2007, 287,967,687 shares of common stock were issued and outstanding (not including treasury shares) and none of our preferred stock was issued and outstanding.

The following description of our common stock and provisions of our Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”) and By-laws are only summaries and we encourage you to review complete copies of our Restated Certificate of Incorporation and By-laws, which we have previously filed with the SEC.

The holders of our common stock are entitled to have dividends declared in cash, property, or other securities out of any of our net profits or net assets legally available therefor as and when declared by our board of directors. This dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any. In the event of the liquidation or dissolution of our business, the holders of common stock will be entitled to receive ratably the balance of net assets available for distribution after payment of any liquidation or distribution preference payable with respect to any then outstanding shares of our preferred stock. Each share of common stock is entitled to one vote with respect to matters brought before the stockholders, except for the election of any directors with respect to which stockholders have cumulative voting rights.

Our common stock is traded on the New York Stock Exchange under the symbol “NUE.”

Delaware Anti-Takeover Law and Certain Restated Certificate of Incorporation and By-Law Provisions.

The provisions of Delaware law, our Restated Certificate of Incorporation and By-Laws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company, including takeover attempts that might result in a premium over the market price for the shares of common stock.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time that the person became an interested stockholder, unless:

•

before the person became an “interested stockholder,” the board of directors of the corporation approved the transaction in which the “interested stockholder” became an “interested stockholder” or approved the business combination;

•

upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation that was outstanding at the time the transaction commenced. For purposes of determining the number of shares outstanding, shares owned by directors who are also officers of the corporation and shares owned by employee stock plans, in specified instances, are excluded; or

•

at or after the time the person became an “interested stockholder,” the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an “interested stockholder,” transactions with an “interested stockholder” involving the assets or stock of the corporation or any majority-owned subsidiary, transactions which increase an “interested stockholder’s” percentage ownership of stock of the corporation or any majority-owned subsidiary, and receipt of various financial benefits from the corporation or any majority-owned subsidiary. In general, an “interested stockholder” is defined as any person or entity that is the beneficial owner of at least 15% of a corporation’s outstanding voting stock or is an affiliate or associate of the corporation and was the beneficial owner of 15% or more of the outstanding voting stock of the corporation at any time within the prior three years.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. The statute could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

Restated Certificate of Incorporation and By-Law Provisions

Our Restated Certificate of Incorporation and By-Laws provide:

•	a staggered board of directors so that it would take three successive annual meetings to replace all directors;

•	advance notice requirements for stockholder proposals and nominations;

•	limitations on the ability of stockholders to amend, alter or repeal the By-laws;

•	enhanced voting requirements for certain business combinations and transactions involving greater than 10% stockholders; and

•	the authority of our board of directors to issue, without stockholder approval, preferred stock with such terms as our board of directors may determine.

Limitations of Liability and Indemnification of Directors and Officers

Article VIII of our Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law generally provide that any person who serves or has served as our director, officer, employee or agent, or in such capacity at our request of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by us to the fullest extent permitted by law against (i) expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was acting in such capacity if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful and (ii) expenses (including attorneys’ fees) actually and reasonable incurred by such person in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was acting in such capacity if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation.

Our Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law also state that indemnification provisions described above are not exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. We may pay expenses incurred by our directors and officers in defending a civil or criminal action, suit or proceeding for which such persons may have a right of indemnification prior to the final disposition of such action, suit or proceeding if we receive an undertaking by or on behalf of such person to repay all amounts advanced unless such person is entitled to be indemnified by us as described above.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any action or omission occurring prior to the date when such provision becomes effective.

We maintain insurance for the benefit of directors and officers insuring them against liabilities under the Securities Act and claims that are made against them by reason of any wrongful act (as defined) committed in their capacity as directors or officers.

Rights Plan.

In 2001, our board of directors adopted a Stockholder Rights Plan (“Plan”) in which one right (“Right”) was distributed as a dividend for each Nucor common share outstanding. The Plan was amended in 2006 to adjust the purchase price of the Rights for stock splits effected since adoption of the Plan. Each Right entitles Nucor common stockholders to purchase, under certain conditions, one five-thousandth of a share of newly authorized Series A Junior Participating Preferred Stock (“Preferred Stock”). One five-thousandth of a share of Preferred Stock is intended to be the economic equivalent of one share of our common stock. Until the occurrence of certain events, the Rights are represented by and traded in tandem with our common stock. Rights will be exercisable only if a person or group acquires beneficial ownership of fifteen percent (15%) or more of our outstanding common shares or commences a tender or exchange offer, upon the consummation of which such person or group would beneficially own fifteen percent (15%) or more of our outstanding common shares. Upon such an event, the Rights enable dilution of the acquiring person’s or group’s interest by providing that other holders of our common stock may purchase, at an exercise price of $150, our common stock, or in the discretion of the board of directors, Preferred Stock, having double the value of such exercise price. We will be entitled to redeem the Rights at $0.001 per Right under certain circumstances set forth in the Plan. The Rights themselves have no voting power and will expire on March 8, 2011, unless earlier exercised, redeemed or exchanged. Each one five-thousandth of a share of Preferred Stock has the same voting rights as one share of our common stock, and each share of Preferred Stock has 5,000 times the voting power of one share of our common stock.

Transfer Agent and Registrar.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York, New York.

DESCRIPTION OF OUR PREFERRED STOCK

General.

The following is a summary of some of the important terms of our preferred stock. You should review the applicable Delaware law, our Restated Certificate of Incorporation and By-laws, for a more complete description of our preferred stock.

Our Restated Certificate of Incorporation authorizes us to issue 250,000 shares of preferred stock, par value $4.00 per share, 200,000 shares of which have been designated as Series A Junior Participating Preferred Stock. We may amend our Restated Certificate of Incorporation from time to time to increase the number of authorized shares of preferred stock. Such an amendment would require the approval of the holders of the voting capital stock entitled to vote on such an amendment in accordance with the terms of our Restated Certificate of Incorporation. As of the date of this prospectus, we had no shares of preferred stock outstanding.

The Board of Directors is authorized to designate the following with respect to each new series of preferred stock:

•	the title and stated value of the series;

•	the number of shares in each series;

•	the dividend rates and dates of payment;

•	whether dividends will be cumulative and, if cumulative, the date from which dividends will accumulate;

•	voluntary and involuntary liquidation preferences and the liquidation price and liquidation premium, if any, applicable to the series;

•	redemption prices, if redeemable, and the terms and conditions of such redemption;

•	the rights, if any, and the terms and conditions on which shares can be converted into shares of any other class or series;

•	the voting rights, if any; and

•	any other applicable terms.

We will pay dividends and make distributions in the event of our liquidation, dissolution or winding up first to holders of our preferred stock and then to holders of our common stock. The Board of Directors’ ability to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers of holders of common stock and, under some circumstances, may discourage an attempt by others to gain control of us.

The terms of any series of preferred stock will be described in a supplement to this prospectus. Nevertheless, the description of the terms of any series of preferred stock in a supplement to this prospectus will not be complete. You should refer to the certificate of designation for the series of preferred stock for complete information.

Miscellaneous.

The preferred stock, when issued in exchange for full consideration, will be fully paid and nonassessable.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus to or through underwriters, agents or dealers or directly to one or more purchasers without using underwriters, agents or dealers.

The accompanying supplement to this prospectus will identify or describe:

•	any underwriters, agents or dealers;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	the initial public offering price of the securities; and

•	any exchange on which the securities are listed or to which application will be made to list the securities.

We may designate agents to solicit purchases for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at the market offerings”.

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the applicable supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the debt securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Underwriters named in an applicable supplement are, and dealers and agents named in an applicable supplement may be, deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents and dealers may engage in transactions with or perform services for Nucor or our subsidiaries and affiliates in the ordinary course of business.

If indicated in an applicable supplement, we will authorize dealers acting as our agents to solicit offers from some institutions to purchase our securities at the public offering price given in that supplement under “Delayed Delivery Contracts” providing for payment and delivery on the date or dates stated in such supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold under the contracts will not be less nor more than, the respective amounts stated in the applicable supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and

•	if the securities are being sold to underwriters, we will have sold to the underwriters the total principal amount of the securities less the principal amount covered by contracts.

One or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the applicable supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933 and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Unless indicated in the applicable supplement, we do not expect to apply to list the securities on a securities exchange.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Moore & Van Allen PLLC, Charlotte, North Carolina. Some attorneys with Moore & Van Allen PLLC own shares of our common stock.

EXPERTS

The consolidated financial statements incorporated into this prospectus by reference to Nucor Corporation’s Current Report on Form 8-K dated November 9, 2007 and the consolidated financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to the Annual Report on Form 10-K of Nucor Corporation for the year ended December 31, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any document we file through the SEC’s web site at http://www.sec.gov or at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and on our website at http://www.nucor.com. The information on our web site is not a part of this prospectus or any applicable supplement.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated.

We incorporate by reference the documents listed below and any future documents we file with the SEC (File No. 001-04119) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we terminate this offering:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 29, 2007;

•	our Current Reports on Form 8-K filed on January 3, 2007, March 2, 2007, September 6, 2007, September 7, 2007 and November 9, 2007; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You can obtain any of the filings incorporated by reference into this prospectus through us, or from the SEC through the SEC’s web site or at the address listed above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address:

Nucor Corporation

Attn: A. Rae Eagle, Corporate Secretary

1915 Rexford Road

Charlotte, North Carolina 28211

Telephone: (704) 366-7000

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the prospectus.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated) to be incurred by Nucor Corporation (the “Company”) in connection with a distribution of securities registered under this registration statement. Actual amounts are not currently determinable because an indeterminate amount of securities is covered by this registration statement.

SEC registration fee	$	*
Fees and expenses of accountants		$150,000
Fees and expenses of legal counsel		$230,000
Printing fees		$25,000
Rating agency fees		$1,000,000
Trustee’s fees and expenses		$10,000
Miscellaneous		$15,000

Total		$1,430,000

*	To be deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933.

Item 15.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the Registrant’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”) and sections of the General Corporation Law of the State of Delaware (the “GCL”) referred to below.

Article VIII of Registrant’s Restated Certificate of Incorporation and Section 145 of the GCL generally provide that any person who serves or has served as a director, officer, employee or agent of the Registrant, or in such capacity at the request of the Registrant of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by the Registrant to the fullest extent permitted by law against (i) expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was acting in such capacity if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful and (ii) expenses (including attorneys’ fees) actually and reasonable incurred by such person in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was acting in such capacity if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation. The Registrant’s Restated Certificate of Incorporation and Section 145 of the GCL also state that indemnification provisions described above are not exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant may pay expenses incurred by our directors and officers in defending a civil or criminal action, suit or proceeding for which such persons may have a right of indemnification prior to the final disposition of such action, suit or proceeding if the Registrant receives an undertaking by or on behalf of such person to repay all amounts advanced unless such person is entitled to be indemnified by the Registrant as described above.

Section 102(b)(7) of the GCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any action or omission occurring prior to the date when such provision becomes effective.

The Registrant maintains insurance for the benefit of directors and officers insuring them against liabilities under the Securities Act and claims that are made against them by reason of any wrongful act (as defined) committed in their capacity as directors or officers.

Item 16.	Exhibits.

The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parenthesis:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation of Nucor Corporation (incorporated by reference to Exhibit 3 to the Company’s Form 10-Q for quarter ended July 2, 2005)

3.2	Certificate of Amendment dated May 11, 2006 to Restated Certificate of Incorporation of Nucor Corporation (incorporated by reference to Exhibit 3 to the Company’s Form 10-Q for quarter ended July 1, 2006)

3.3	Bylaws of Nucor Corporation, as amended December 4, 2001 (incorporated by reference to Exhibit 3(iv) to the Company’s Form 10-K for the year ended December 31, 2001)

4.1	Indenture, dated as of January 12, 1999, between Nucor Corporation and The Bank of New York, as trustee (incorporated by reference to the Company’s Form S-4 filed December 13, 2002)

4.2*	Form of Debt Security

5.1	Opinion of Moore & Van Allen PLLC regarding the validity of the securities being registered

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939

*	To be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K and incorporated by reference herein or by post-effective amendment, in either case, as required by the rules of the SEC.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 28, 2007.

NUCOR CORPORATION

By:	/s/ Terry S. Lisenby
Terry S. Lisenby Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his or her execution hereof, hereby constitutes and appoints Daniel R. DiMicco and Terry S. Lisenby and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Daniel R. DiMicco	Chairman of the Board, President	November 28, 2007
Daniel R. DiMicco	and Chief Executive Officer (principal executive officer)

/s/ Terry S. Lisenby	Executive Vice President, Chief	November 28, 2007
Terry S. Lisenby	Financial Officer and Treasurer (principal financial officer)

/s/ James D. Frias	Vice President and Corporate	November 28, 2007
James D. Frias	Controller

/s/ Peter C. Browning	Director	November 28, 2007
Peter C. Browning

/s/ Clayton C. Daley, Jr.	Director	November 28, 2007
Clayton C. Daley, Jr.

/s/ Harvey B. Gantt	Director	November 28, 2007
Harvey B. Gantt

Signature	Title	Date

/s/ Victoria F. Haynes, Ph.D.	Director	November 28, 2007
Victoria F. Haynes, Ph.D.

/s/ James D. Hlavacek, Ph.D.	Director	November 28, 2007
James D. Hlavacek, Ph.D.

/s/ Bernard L. Kasriel	Director	November 28, 2007
Bernard L. Kasriel

Exhibit Index

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation of Nucor Corporation (incorporated by reference to Exhibit 3 to the Company’s Form 10-Q for quarter ended July 2, 2005)

3.2	Certificate of Amendment dated May 11, 2006 to Restated Certificate of Incorporation of Nucor Corporation (incorporated by reference to Exhibit 3 to the Company’s Form 10-Q for quarter ended July 1, 2006)

3.3	Bylaws of Nucor Corporation, as amended December 4, 2001 (incorporated by reference to Exhibit 3(iv) to the Company’s Form 10-K for the year ended December 31, 2001)

4.1	Indenture, dated as of January 12, 1999, between Nucor Corporation and The Bank of New York, as trustee (incorporated by reference to the Company’s Form S-4 filed December 13, 2002)

4.2*	Form of Debt Security

5.1	Opinion of Moore & Van Allen PLLC regarding the validity of the securities being registered

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939

*	To be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K and incorporated by reference herein or by post-effective amendment, in either case, as required by the rules of the SEC.